NET LEASE AGREEMENT


      THIS LEASE, made and entered into effective as of March 15, 1997, by and among AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a Minnesota limited partnership whose corporate general partner is AEI Fund Management XVI, Inc., a Minnesota corporation, and AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP, a Minnesota limited partnership whose corporate general partner is AEI Fund Management XVII, Inc., a Minnesota corporation, both of whose address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor"), and Texas Sports City Cafe, Ltd., a Texas limited partnership, whose address is 12225 Greenville Avenue, Suite 532, Dallas, Texas 75243 ("Lessee");

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at 3808 Towne Crossing Boulevard, Mesquite, Texas and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference; and

      WHEREAS, Lessee desires to lease the real property and the building and improvements (together the "Building") on the real property described in Exhibit "A", (said real property and Building hereinafter referred to as the "Leased Premises"), from Lessor upon the terms and conditions hereinafter provided;

      NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, Lessor does hereby grant, demise, lease, and let unto Lessee, and Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

ARTICLE 1.     LEASED PREMISES

      Lessor hereby leases to Lessee, and Lessee leases and takes from Lessor, the Leased Premises subject to the conditions of this Lease.

ARTICLE 2.  TERM

      (A)   The term of this Lease ("Term") shall be Twelve  (12)
consecutive "Lease Years", as hereinafter defined, commencing on the effective date first listed above, ("Occupancy Date").

    (B)  The first "Lease Year" of the Term shall be for a period commencing  on the effective date hereof and ending December  31,
1997.   Each  Lease Year after the first Lease Year  shall  be  a
successive period of twelve (l2) calendar months.

    (C) The parties agree that once the Occupancy Date has been established, upon the request of either party, a short form or memorandum of this Lease will be executed for recording purposes. That short form or memorandum of this Lease will set forth the actual occupancy and termination dates of the Term and optional Renewal Terms as defined in Article 28 hereof, or Rights of First Refusal or Option to Purchase, and that said renewal rights, Option or Right of First Refusal shall terminate when the Lessee shall lose right to possession or this Lease is terminated, whichever occurs first.

ARTICLE 3.  CONSTRUCTION OF IMPROVEMENTS

    (A) Lessee warrants and agrees that it is leasing the Building as is, where is, and any and all other improvements to the land, including the parking lot, approaches, and service areas, will be maintained in accordance with, and if and when improved by or on behalf of Lessee, will be constructed in all material respects by Lessee in accordance with, applicable law, ordinance, or regulation, and according to plans and specifications submitted to Lessor for its prior reasonable approval, such approval not to be unreasonably withheld or delayed.

    (B) Lessee agrees to pay, if not already paid in full, for all architectural fees and actual construction costs, to be incurred in the future, which shall include, but not be limited to, plans and specifications, general construction, carpentry, electrical, plumbing, heating, ventilating, air conditioning, decorating, equipment installation, outside lighting, curbing, landscaping, blacktopping, electrical sign hookup, conduit and wiring from building, fencing, and parking curbs, builder's risk insurance (naming Lessor, Lessee, and contractor as co-insured), and all construction bonds for improvements made by or at the direction of Lessee, to the extent incurred or authorized by Lessee.

         Lessee agrees that no improvements shall commence on the Leased Premises unless and until Lessee has demonstrated to Lessor's reasonable satisfaction that Lessee has sufficient funds available to complete and pay in full for any contemplated improvements, and Lessor has received copies of all contracts for the construction of such improvements, including any financing thereof. In the payment for any such improvements, Lessor may require that Lessee shall follow commercially reasonable escrow disbursement procedures to protect Lessor's interest in the Leased Premises from liens and encumbrances, and Lessor shall be a third party beneficiary to such disbursement procedures.

    (C) Opening for business in the Leased Premises by Lessee shall constitute an acceptance of the Leased Premises and an acknowledgment by Lessee that the premises are in the condition described under this Lease.





ARTICLE 4.  RENT PAYMENTS

        (A) Annual Rent Payable for  the  first
        and second Lease Years: Lessee shall pay to Lessor a Base Rent of $1000 for the first five months of the term hereof, $3,000 for the sixth month of the term hereof, $5,000 for the seventh month of the term hereof, $7,000 for the eighth month of the term hereof, and $7,500 for the ninth month of the term hereof, and each month thereafter for the balance of the first two Lease Years, which amount shall be payable in advance on the first day of each month. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

        (B) Annual Rent Payable beginning  with
        the Second or Third (as so indicated below) Lease Year and each Lease Year thereafter:

       1.   Beginning  for the  Base  Rent
            payable in the Third Lease Year, and for any subsequent Lease Year, the annual Base Rent due and payable shall increase by an amount equal to Three Percent (3%) of the Base Rent payable for the immediately prior Lease Year. Such increased Base Rent shall be payable in advance of the first day of each month in equal monthly installments.

       2.   For the Second (2nd) and Third
            (3rd) Lease Years, Lessee shall also pay annually, as Additional Rent, an amount equal to Three Percent (3%) of the Gross Receipts of such Lease Year, to the extent such amount exceeds the Base Rent for that Lease Year.

       3.   For  the  Fourth  (4th)  Lease
            Year, and for any subsequent Lease Year, Lessee shall also pay annually, as Additional Rent, an amount equal to Six Percent (6%) of the Gross Receipts of such Lease Year, to the extent such amount exceeds the Base Rent for such Lease Year.

    (C)  Calculation and Payment of Additional and Increased Base
Rent.

    Prior to the commencement of the third and each subsequent Lease Year, Lessor shall calculate the Base Rent increase and notify Lessee of the same. Lessee shall pay the increased Base Rent in advance in equal monthly installments on the first day of each month.

   Payments of Additional Rent for any given quarter of any Lease
Year shall be due and payable within five (5) days after Lessor shall give Lessee notice of the calculation of such Additional
Rent by Lessor.



   (D)  Provision of Financial Statements.

    If Lessee shall fail to provide the financial statements as required by Lessor for the purposes of calculating Additional Rent for any quarter in a Lease Year and installments of Base
Rent for current Lease Years, Lessor may make a good faith estimate of the same and that estimate shall be binding on
Lessee. When the required financial statements are provided to Lessor, Lessor shall adjust such estimated increases within a reasonable time thereafter. However, until such adjustment has been made, Lessee shall continue to be obligated to pay the estimated Additional Rent and Base Rent. If any required financial statements reflect that the calculation or estimate of Additional Rent and/or Base Rent has been understated, Lessor shall give notice of the understatement to Lessee. Within ten
(10) days after Lessor gives such notice, Lessee shall pay the correct Rent amounts and arrearage.

   (E)  Overdue Payments.

    Lessee shall pay interest on all overdue payments of Rent or other monetary amounts due hereunder at the rate of the lesser of eighteen percent (18%) per annum or the highest rate allowed by law accruing from the date such Rent or other monetary amounts were properly due and payable.

   (F)  Gross Receipts.

    "Gross Receipts" as used herein is hereby defined to mean gross sales of Lessee, or any assignee or sublessee of Lessee, and of all licensees, concessionaires, from all business conducted upon or from the Leased Premises, whether such business be conducted by Lessee or by licensees, concessionaires, or tenants of Lessee and whether such sales be evidenced by check, credit, charge account, exchange, or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, services, foods, etc., performed on or at the Leased Premises, whether such orders be filled from the Leased Premises or elsewhere, whether such sales be by means of food, services, or other vending devices, in the Leased Premises. Gross Receipts shall not include sales for which cash has been refunded, or allowances made on food or services claimed to be defective or unsatisfactory. Gross Receipts shall not include promotional discounts whether coupons or otherwise, nor the value or cost of meals provided to employees or meals provided to others for promotional purposes from whom no payment is received. Gross Receipts shall not include the amount of any sales, use, or gross receipts tax imposed by any federal, state, municipal, or governmental authority directly on sales and collected from customers. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from Gross Receipts in any event whatsoever. Additionally, Gross Receipts shall not include tips paid to employees. Proper annual statements, as set forth in Article 26, shall be prepared and certified by Lessee to Lessor in conjunction with such Gross Receipts. Lessor may, at its option, cause an audit to be made of Lessee's business affairs and records relating to the Leased Premises for the period covered by any such statements issued by Lessee. Lessee shall maintain its books and records for at least three years from the end of any Lease Year. If such audit shall disclose a liability for Rent to the extent of two percent (2%) or more in excess of the Rents theretofore computed and paid by Lessee for such period, Lessee shall pay for the cost of any such audit. Lessee shall also pay interest on the amount of such liability at the lesser of the rate of eighteen percent (18%) per annum or the highest rate allowed by law accruing from the date said liability would have been due and properly paid by Lessee hereunder.

    (G) If Lessee shall lease or suspend operation in violation of this lease, resulting in operation for less than a full Lease Year, Gross Receipts for the partial Lease Year shall be annualized for purposes of calculating Additional Rent due and payable for such partial Lease Year.

ARTICLE 5. INSURANCE AND INDEMNITY

    (A) Lessee shall, throughout the Term or Renewal Terms, if any, of this Lease, at its own cost and expense, procure and maintain insurance which covers the Leased Premises and improvements against fire, wind, and storm damage (including flood insurance if the Leased Premises is in a federally designated flood prone area) and such other risks (including earthquake insurance, if the Leased Premises is located in a federally designated earthquake zone or in an ISO high risk earthquake zone) as may be included in the broadest form of extended coverage insurance as may, from time to time, be available in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies. In any event, the insurance shall not be less than one hundred percent (100%) of the then insurable value. Additionally, replacement cost endorsements, inflation guard endorsements, vandalism endorsement, malicious mischief endorsement, waiver of subrogation endorsement, waiver of co-insurance or agreed amount endorsement (if available), and Building Ordinance Compliance endorsement and Rent loss endorsements (for a period of one year), and during the course of construction of any improvements, builder's risk insurance in commercially reasonable amounts, must be obtained.

    (B) Lessee agrees to place and maintain throughout the Term or Renewal Terms, if any, of this Lease, at Lessee's own expense, public liability insurance with respect to Lessee's use and occupancy of said premises, including "Dram Shop" or liquor liability insurance, if the same shall be or become available in the State of Texas and liquor is sold on the Premises, with initial limits of at least $1,000,000 per occurrence/$2,000,000 general aggregate, or such additional amounts as Lessor shall reasonably require from time to time.

    (C) Lessee agrees to notify Lessor in writing if Lessee is unable to procure all or some part of the aforesaid insurance. In the event Lessee fails to provide all insurance required under this Lease, Lessor shall have the right, but not the obligation, to procure such insurance on Lessee's behalf. Lessee will then, within three (3) days from receiving written notice, pay Lessor the amount of the premiums due or paid, together with interest thereon at the lessor of 18% per annum or the highest rate allowable by law, which amount shall be considered Rent payable by Lessee in addition to the Rent defined at Article 4 hereof.

   (E) All policies of insurance provided for or contemplated by this Article can be under Lessee's blanket insurance coverage and shall name Lessors, AEI Fund Management XVI, Inc., and AEI Fund Management XVII, Inc. both Minnesota corporations, and Robert P. Johnson, as the general partners of Lessor, as additional named insured and loss payee, as their respective interests may appear, and shall provide that the policies cannot be canceled, terminated, changed, or modified without thirty (30) days written notice to the parties. In addition, all of such policies shall contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against Lessor. All insurance companies providing coverages must be rated "A" or better by Best's Key Rating Guide (the most current edition), or similar quality under a successor guide if Best's Key Rating shall cease to be published. Lessee shall provide Lessor with legible copies of any and all policies on or before the Occupancy Date. No less than fifteen (15) business days prior to expiration of such policies, Lessee shall provide Lessor with legible copies of any and all renewal Certificates of Insurance, if the terms of the Policies have not changed, and copies of such policies if the same have changed. Lessee agrees that it will not settle any property insurance claims affecting the Leased Premises in excess of $25,000 without Lessor's prior written consent, such consent not to be unreasonably withheld or delayed. Lessor shall consent to any settlement of an insurance claim wherein Lessee shall confirm in writing with evidence reasonably satisfactory to Lessor that Lessee has sufficient funds available to complete the rebuilding of the Premises.

    (F) Lessee shall defend, indemnify, and hold Lessor harmless against any and all claims, damages, and lawsuits arising after the Occupancy Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Leased Premises, unless such damage or injury results from the intentional misconduct or the gross negligence of Lessor and Lessee agrees to save Lessor harmless from, and indemnify Lessor against, any and all injury, loss, or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission, or negligence of Lessee or any employee or agent of Lessee. In addition, Lessee hereby releases Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, unless such fire or other casualty shall be brought about by the intentional misconduct or gross negligence of Lessor.

    (G) Lessor hereby waives any and all rights that it may have to recover from Lessee damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessee; provided, however, that this waiver is limited to those losses for which Lessor is compensated by its insurers, if the insurance required by this Lease is maintained.

    Lessee hereby waives any and all right that it may have to recover from Lessor damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessor; provided, however, that this waiver is limited to those losses for which Lessee is, or should be if the insurance required herein is maintained, compensated by its insurers.

ARTICLE 6.  TAXES, ASSESSMENTS AND UTILITIES

    (A) Lessee shall be liable and agrees to pay the charges for all public utility services rendered or furnished to the Leased Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like, all personal property taxes, real estate taxes, special assessments, and municipal or government charges, general, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed, or assessed against the Leased Premises, or upon any improvements thereon, at any time after the Occupancy Date of this Lease and prior to the expiration of the term hereof, or any Renewal Term, if exercised.

    (B) Lessee shall pay all real estate taxes, assessments for public improvements or benefits, and other governmental impositions, duties, and charges of every kind and nature whatsoever which shall or may, during the term of this Lease, be charged, laid, levied, assessed, or imposed upon, or become a lien or liens upon the Leased Premises or any part thereof or upon the Rents payable hereunder. Such payments shall be considered as Rent paid by Lessee in addition to the Rent defined at Article 4 hereof. If due to a change in the method of taxation, a franchise tax, Rent tax, or income or profit tax shall be levied against Lessor in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such tax shall be deemed a real estate tax for the purposes herein and shall be paid by Lessee.

     (C) All real estate taxes, assessments for public improvements or benefits, water rates and charges, sewer rents, and other governmental impositions, duties, and charges which shall become payable for the first and last tax years of the term hereof shall be apportioned pro rata between Lessor and Lessee in accordance with the respective number of months during which each party shall be in possession of the Leased Premises in said respective tax years. For the purposes of this provision, all personal property taxes, real estate taxes and special assessments shall be deemed to have been assessed in the year that the first payment or any installment thereof is due.

   (D) Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Lessee's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, upon condition that, before instituting such proceeding Lessee shall pay (under protest) such tax or assessments for public improvements or benefits, or other governmental imposition, duties and charges aforementioned, unless such payment would act as a bar to such contest or interfere materially with the prosecution thereof and in such event Lessee shall post with Lessor alternative security satisfactory to Lessor. All such proceedings shall be begun as soon as reasonably possible after the imposition or assessment of any contested items and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation, or discharge, Lessee shall pay the amount that shall be finally levied or assessed against the Leased Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, if Lessee has paid the expenses of Lessor in such proceeding, Lessee shall be entitled to receive and retain the same, subject, however, to apportionment as provided during the first and last years of the term of this Lease.

    (E) Lessor, within sixty (60) days after notice to Lessee if Lessee fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at Lessor's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to receive and retain any refund payable by the governmental authority with respect thereto.

    (F) Lessor shall not be required to join in any proceeding referred to in this Article, unless in Lessee's reasonable opinion, the provisions of any law, rule, or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of Lessor, in which event Lessor shall upon written request, join in such proceedings or permit the same to be brought in its name, all at no cost or expense to Lessor.

    (G) Within thirty (30) days after Lessor notifies Lessee in writing that Lessor has paid such amount, Lessee shall also pay to Lessor, as additional Rent, the amount of any sales tax, franchise tax, excise tax, and tax or fees charged foreign limited partnerships or their general partners as a requisite for doing business in the state where the Leased Premises are located, arising out of or relating to the income derived from this Lease. At Lessor's option, Lessee shall deposit with Lessor on the first day of each and every month during the term hereof, an amount equal to one-twelfth (1/12) of any estimated sales tax payable to the State in which the property is situated for Rent received by Lessor hereunder ("Deposit"). From time to time out of such Deposit Lessor will pay the sales tax to the State in which the property is situated as required by law. In the event the Deposit on hand shall not be sufficient to pay said tax when the same shall become due from time to time, or the prior payments shall be less than the current estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such Deposit shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure such default, in such order and manner as Lessor may elect. Lessee shall also pay to Lessor, as additional Rent, the amount of any sales, use, or other tax imposed on or measured by any Rent paid hereunder. Such sales, use, or other tax shall be paid by Lessee to Lessor at the same time as payment of any installment of Base Rent is made.

ARTICLE 7.  PROHIBITION ON ASSIGNMENTS AND SUBLETTING; TAKE-BACK
            RIGHTS

    (A) Except as otherwise expressly provided in this Article, Lessee shall not, without obtaining the prior written consent of Lessor, in each instance:

       1.   assign  or otherwise  transfer
            this Lease, or any part of Lessee's right, title or interest therein;

       2.   sublet all or any part of  the
            Leased Premises or allow all or any part of the Leased Premises to be used or occupied by any other Persons (herein defined as a Party other than
            Lessee, be it a corporation, a partnership, an individual or other entity); or

       3.   mortgage, pledge or  otherwise
            encumber this Lease, or the Leased Premises.

   (B)  For the purposes of this Article:

       1.   the transfer of voting control
            of any class of capital stock of any corporate Lessee or sublessee, or the transfer voting control of the total interest in any other person which is a Lessee or sublessee, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be;

       2.   an  agreement  by  any  other
            Person, directly or indirectly, to assume Lessee's obligations under this Lease shall be deemed an assignment;

       3.   any  Person to  whom  Lessee's
            interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article;

        4.  each modification, amendment or
            extension  or  any  sublease  to  which  Lessor   has
            previously consented shall be deemed a new  sublease;
            and

        5.  Lessee shall present the signed
            consent to such assignment and/or subletting from any guarantors of this Lease, such consent to be in form and substance satisfactory to Lessor.

    Lessee agrees to furnish to Lessor upon demand at any time such information and assurances as Lessor may reasonably request that neither Lessee, nor any previously permitted sublessee, has violated the provisions of this Article.

   (C) If Lessee agrees to assign this Lease or to sublet all or any portion of the Leased Premises, Lessee shall, prior to the effective date thereof (the "Effective Date"), deliver to Lessor executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or sublessee, as applicable. If Lessor in its sole discretion (except as otherwise specifically limited herein) shall not consent to a proposed sublease or assignment, Lessor shall then have all of the following rights, any of which Lessor may exercise by written notice to Lessee given within thirty (30) days after Lessor receives the aforementioned documents:

       1.   with  respect  to  a  proposed
            assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the Expiration Date of this Lease;

       2.   with  respect  to  a  proposed
            subletting of the entire Leased Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date; or

       3.   with  respect  to  a  proposed
            subletting of less than the entire Leased Premises, the right to terminate this Lease as to the portion of the Leased Premises affected by such subletting on the Effective Date, as if it were the Expiration Date, in which case Lessee shall promptly execute and deliver to Lessor an appropriate modification of this Lease in form satisfactory to Lessor in all respects.

       4.   with  respect  to  a  proposed
            subletting or proposed assignment of this Lease, impose such conditions upon Lessor's consent as Lessor shall determine in its sole discretion.

   (D) If Lessor exercises any of its options under Article 7(C) above, (and if Lessor shall impose conditions upon its consent and Lessee shall fail to meet any conditions Lessor may impose upon its consent), Lessor may then lease the Leased Premises or any portion thereof to Lessee's proposed assignee or sublessee, as the case may be, without liability whatsoever to Lessee.

ARTICLE 8.  REPAIRS AND MAINTENANCE

    (A) Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the
Leased Premises during the term of the Lease, or any renewal terms, and further agrees that Lessor shall be under no obligation to make any repairs or perform any maintenance to the Leased Premises. Lessee covenants and agrees that it shall be responsible for all repairs, alterations, replacements, or maintenance of, including but without limitation to or of: The interior and exterior portions of all doors; door checks and operators; windows; plate glass; plumbing; water and sewage facilities; fixtures; electrical equipment; interior walls; ceilings; signs; roof; structure; interior building appliances and similar equipment; heating and air conditioning equipment; and any equipment owned by Lessor and leased to Lessee hereunder, as itemized on Exhibit B attached hereto and incorporated herein by reference; and further agrees to replace any of said equipment when necessary. Lessee further agrees to be responsible for, at its own expense, snow removal, lawn maintenance, landscaping, maintenance of the parking lot (including parking lines, seal coating, and blacktop surfacing), and other similar items.

    (B) If Lessee refuses or neglects to commence or complete repairs promptly and adequately, Lessor may cause such repairs to be made, but shall not be required to do so, and Lessee shall pay the cost thereof to Lessor upon demand. It is understood that Lessee shall pay all expenses and maintenance and repair during the term of this Lease. If Lessee is not then in default hereunder, Lessee shall have the right to make repairs and improvements to the Leased Premises without the consent of Lessor if such repairs and improvements do not exceed Twenty Five Thousand Dollars ($25,000.00), provided such repairs or improvements do not affect the structural integrity of the Leased Premises. Any repairs or improvements in excess of Twenty Five Thousand Dollars ($25,000.00) or affecting the structural integrity of the Leased Premises may be done only with the prior written consent of Lessor, such consent not to be unreasonably withheld or delayed. All alterations and additions to the Leased Premises shall be made in accordance with all applicable laws and shall remain for the benefit of Lessor. In the event of making such alterations as herein provided, Lessee further agrees to indemnify and save harmless Lessor from all expense, liens, claims or damages to either persons or property or the Leased Premises which may arise out of or result from the undertaking or making of said repairs, improvements, alterations or additions, or Lessee's failure to make said repairs, improvements, alterations or additions.

ARTICLE 9.  COMPLIANCE WITH LAWS AND REGULATIONS

    Lessee will comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable Board of Fire Underwriters which affect the use of the improvements. Lessee will comply with all easements, restrictions, and covenants of record against or affecting the Leased Premises and any franchise agreements required for operation of the Leased Premises in accordance with
Article 14 hereof.

ARTICLE l0.  SIGNS

    Lessee shall have the right to install and maintain a sign or signs advertising Lessee's business, provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.




ARTICLE ll.  SUBORDINATION

    (A) Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Leased Premises and on the land and buildings of which said premises are a part, or upon any buildings hereafter placed upon the land of which the Leased Premises are a part. Lessor also reserves the right and privilege to subject and subordinate this Lease at all times to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations, and replacements thereof, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement.

    (B) Lessee covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Lessor and any proposed mortgagee or proposed mortgagees.

ARTICLE l2.  CONDEMNATION OR EMINENT DOMAIN

    (A) If the whole of the Leased Premises are taken by any public authority under the power of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate upon the date possession is surrendered, and Rent shall be paid up to that day. If any part of the Leased Premises shall be so taken as to render the remainder thereof materially unusable in the opinion of a licensed third party contractor or architect approved by Lessor, for the purposes for which the Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the Rent shall be paid up to the day that possession was surrendered.

   (B) If any part of the Leased Premises shall be so taken such that it does not materially interfere with the business of Lessee, then Lessee shall, with the use of the condemnation proceeds to be made available by Lessor, but otherwise at Lessee's own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Lessee shall make all repairs to the building in which the Leased Premises is located to the extent necessary to constitute the building a complete architectural unit. Provided, however, that such work shall not exceed the scope of the work required to be done by Lessee in originally constructing such building unless Lessee shall demonstrate to Lessor's reasonable satisfaction the availability of funds to complete such work. Provided, further, the cost thereof to Lessor shall not exceed the proceeds of its condemnation award, all to be done without any adjustments in Rent to be paid by Lessee. This lease shall be deemed amended to reflect the taking in the legal description of the Leased Premises.

    (C) All compensation awarded or paid upon such total or partial taking of the Leased Premises shall belong to and be the property of Lessor without any participation by Lessee, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such proceedings for: Loss of business; damage to or loss of value or cost of removal of inventory, trade fixtures, furniture, and other personal property belonging to Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee.

ARTICLE l3.  RIGHT TO INSPECT

    Lessor reserves the right to enter upon, inspect and examine the Leased Premises at any time during business hours, after reasonable notice to Lessee, and Lessee agrees to allow Lessor free access to the Leased Premises to show the premises. Upon default by Lessee or at any time within one hundred eighty (180) days of the expiration or termination of the Lease, Lessee agrees to allow Lessor to then place "For Sale" or "For Rent" signs on the Leased Premises.

ARTICLE l4.  EXCLUSIVE USE

    (A) After the Occupancy Date, Lessee expressly agrees and warrants that the Leased Premises will be used exclusively as a casual dining sit-down restaurant, unless such operation is no longer economically feasible. In such case, after obtaining Lessor's prior written consent, such consent not to be unreasonably withheld or delayed, Lessee may conduct any lawful business from the Leased Premises. Lessee acknowledges and agrees that any other use without the prior written consent of Lessor will constitute a default under and a violation and breach of this Lease. Lessee agrees: to operate all of the Leased Premises during the Term or Renewal Terms during regular and customary hours for businesses similar to the permitted exclusive use stated herein, unless prevented from doing so by causes beyond Lessee's control; and to conduct its business in a first class and reputable manner in order to maximize sales and Rents payable to Lessor.

    (B) If the Leased Premises are not operated as a casual dining sit-down restaurant or other permitted use hereunder, or remain closed for fourteen (14) consecutive days, then Lessee shall be in default hereunder and Lessor may, at its option, cancel this Lease by giving written notice to Lessee or exercise any other right or remedy that Lessor may have; provided, however, that reasonable closings shall be permitted for replacement of trade fixtures or during periods of repair after destruction.

    (C) In the event this Lease is terminated or canceled pursuant to this Article, Lessee shall remain liable for the payment of all Rents due to Lessor under this Lease for the full remaining term in accordance with the applicable terms and provisions of this Lease Agreement, offset by Rent generated under a lease agreement with any new tenant. Provided, however, that Lessor shall have no affirmative duty to mitigate Lessee's liability hereunder.

ARTICLE l5.  DESTRUCTION OF PREMISES

    If, during the term of this Lease, the Leased Premises are totally or partially destroyed by fire or other elements, within a reasonable time (but in no event longer than one hundred eighty
(180) days and subject to the provisions herein below), Lessee shall repair and restore the improvements so damaged or destroyed as nearly as may be practical to their condition immediately prior to such casualty. All rents payable by Lessee shall be abated during the period of repair and restoration to the extent that Lessor shall be compensated by the proceeds of the rent loss insurance required to be maintained by Lessee hereunder.

    Provided Lessee is not in default hereunder (and retains according to the terms hereof the right to rebuild) with the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, Lessee shall have the right to promptly and in good faith settle and adjust any claim under such insurance policies with the insurance company or companies on the amounts to be paid upon the loss. The insurance proceeds shall be used to reimburse Lessee for the cost of rebuilding or restoration of the Leased Premises. The Leased Premises shall be so restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction. If the insurance proceeds are less than Twenty-Five Thousand Dollars ($25,000), they shall be paid to Lessee for such repair and restoration. If the insurance proceeds are greater than or equal to Twenty Five Thousand Dollars ($25,000), they shall be deposited by Lessee and Lessor into a customary construction escrow at a nationally recognized title insurance company, or at Lessee's option, with Lessor ("Escrowee") and shall be made available from time to time to Lessee for such repair and restoration. Such proceeds shall be disbursed in conformity with the terms and conditions of a commercially reasonable construction loan agreement. Lessee shall, in either instance, deliver to Lessor or Escrowee (as the case may be) satisfactory evidence of the estimated cost of completion together with such architect's certificates, waivers of lien, contractor's sworn statements and other evidence of cost and of payments as the Lessor or Escrowee may reasonably require and approve. If the estimated cost of the work exceeds Ten Percent (10%) of the original cost to Lessor to acquire its interest in the Lease Premises from Lessee, all plans and specifications for such rebuilding or restoration shall be subject to the reasonable approval of Lessor.

    Any insurance proceeds remaining with Escrowee after the completion of the repair or restoration shall be paid to Lessor.

    If the proceeds from the insurance are insufficient, after review of the bids for completion of such improvements, or should become insufficient during the course of construction, to pay for the total cost of repair or restoration, Lessee shall, prior to commencement of work, demonstrate to Escrowee and Lessor's reasonable satisfaction, the availability of such funds necessary to completion construction and Lessee shall deposit the same with Escrowee for disbursement under the construction escrow agreement. Provided, further, that should the Leased Premises be damaged or destroyed to the extent of fifty (50%) percent of its value or such that Lessee cannot carry on business as a casual dining restaurant without (in Lessor's reasonable opinion) being closed for more than sixty (60) days (which duration of closure may be established by Lessee by the affidavit of an independent third party contractor as to the estimated time of repair) during the last two years of the remaining term of this Lease or any of the option terms of this Lease, if any further options to renew remain, Lessee may elect within 30 days of such damage, to then exercise at least one (1) option to renew this Lease so that the remaining term of the Lease is not less than five (5) years in order to be entitled to such insurance proceeds for restoration or rebuilding. Absent such election, this Lease shall terminate upon Lessor's receipt of the insurance proceeds.

ARTICLE l6.  ACTS OF DEFAULT

   (A) Each of the following shall be deemed a default by Lessee and a breach of this Lease:

       1.   Failure to pay the Rent or any
            monetary obligation herein reserved, or any part thereof when the same shall be due and payable. Interest and late charges for failure to pay Rent when due shall accrue from the first date such Rent was due and payable.

       2.   Failure  to do, observe,  keep
            and perform any of the other terms, covenants, conditions, agreements and provisions in this Lease to be done, observed, kept and performed by Lessee; provided, however, that Lessee shall have twenty
            (20) days after written notice from Lessor within which to cure such default, or such longer time as may be reasonably necessary if such default cannot reasonably be cured within twenty (20) days, if Lessee is diligently pursuing a course of conduct that in Lessor's reasonable opinion is capable of curing such default, but in any event such longer time shall not exceed 90 days after written notice from Lessor of the default hereunder.

        3.  The abandonment of the premises
            by Lessee, the adjudication of Lessee as a bankrupt, the making by Lessee of a general assignment for the benefit of creditors, the taking by Lessee of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for Lessee property, or the appointment of a temporary receiver which is not vacated or set aside within sixty (60) days from the date of such appointment.

ARTICLE l7.  TERMINATION FOR DEFAULT

    In the event of any uncured default by Lessee and at any time thereafter, Lessor may serve a written notice upon Lessee that Lessor elects to terminate this Lease. This Lease shall then terminate on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted, provided, however, that Lessee shall have continuing liability for future rents for the remainder of the original term and any exercised renewal term as set forth in Article 19, notwithstanding any earlier termination of the Lease hereunder, preserving unto Lessor the benefit of its bargained-for rental payments.

ARTICLE l8.  LESSOR'S RIGHT OF RE-ENTRY

     In the event that this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event of an uncured default hereunder by Lessee, or in the event that the premises or any part thereof, shall be abandoned by Lessee, then Lessor or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the premises or any part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise without being liable for any damages therefor.

ARTICLE l9.  LESSEE'S CONTINUING LIABILITY

   (A) Should Lessor elect to re-enter as provided in this Lease or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either (i) terminate this Lease or (ii) it may from time to time, without terminating the contractual obligation of Lessee to pay Rent under this Lease, make such alterations and repairs as may be necessary to relet the Leased Premises or any part thereof for such Term or Renewal Terms, at such Rent or Rents, and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Termination of Lessee's right to possession by Court Order shall be sufficient evidence of the termination of Lessee's possessory rights under this Lease, and the filing of such an Order shall be notice of the termination of Lessee's Option to Purchase as set forth in any Memorandum of Lease of record.

    (B) Upon each such reletting, without termination of the contractual obligation of Lessee to pay Rent under this Lease, all Rents received by Lessor shall be applied as follows:

       1.   First, to the payment  of  any
            indebtedness other than Rent due hereunder from Lessee to Lessor;

       2.   Second, to the payment of  any
            costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs;

       3.   Third, to the payment of  Rent
            and   other  monetary  obligations  due  and   unpaid
            hereunder;

       4.   Finally, the residue, if  any,
            shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder.

If such Rents received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of such Leased Premises by Lessor shall be construed as an election on its part to terminate Lessee's contractual obligations under this Lease respecting the payment of rent and obligations for the costs of repair and maintenance unless a written notice of such intention be given to Lessee.

    (C) Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any breach.

    (D) In addition to any other remedies Lessor may have with this Article 19, Lessor may recover from Lessee all damages it may incur by reason of any breach, including: The cost of recovering and reletting the Leased Premises; reasonable attorney's fees; and, the present value (discounted at a rate of 8% per annum) of the excess of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over the then reasonable Rent value of the Leased Premises (or the actual Rents receivable by Lessor, if relet) for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor in full. In the event that the Rent obtained from such alternative or substitute tenant is more than the Rent which Lessee is obligated to pay under this Lease, then such excess shall be paid to Lessor provided that Lessor shall credit such excess against the outstanding obligations of Lessee due pursuant hereto, if any.

    (E) It is the object and purpose of this Article 19 that Lessor shall be kept whole and shall suffer no damage by way of non-payment of Rent or by way of diminution in Rent. Lessee waives and will waive all rights to trial by jury in any summary proceedings or in any action brought to recover Rent herein which may hereafter be instituted by Lessor against Lessee in respect to the Leased Premises. Lessee hereby waives any rights of re-entry it may have or any rights of redemption or rights to redeem this Lease upon a termination of this Lease.

ARTICLE 20.  PERSONALTY, FIXTURES AND EQUIPMENT

    (A) All building fixtures, building machinery, and building equipment used in connection with the operation of the Leased Premises including, but not limited to, heating, electrical wiring, lighting, ventilating, plumbing, walk-in refrigerators/coolers, walk-in freezers, air conditioning systems, and the equipment owned by Lessor and leased to Lessee hereunder as specifically set forth on Exhibit B attached hereto and incorporated herein by reference shall be the property of Lessor. All trade fixtures and all other fixtures and articles of personal property owned by Lessee, including liquor, food, and merchandise inventory, shall remain the property of Lessee.

      All trade fixtures and all other fixtures and articles of personal property placed upon the Leased Premises and used in the operation of the Leased Premises by Lessee (except liquor, food, and merchandise inventory) shall immediately become the property of Lessor, whether or not listed on Exhibit B attached hereto. Lessee agrees to provide Lessor, upon Lessor's reasonable request, with a current inventory of such items.

    (B) Lessee shall furnish and pay for any and all equipment, furniture, trade fixtures, and signs, and maintain the same free and clear of all liens and encumbrances except those liens or encumbrances created or permitted to accrue by Lessor, even though the same shall be owned by Lessor. Lessee shall have the right to lease various high maintenance items such as ice machines, POS, dish machines, glass washers and the like.

    (C) At the end of the term of this Lease, the property described above may not be removed from the Leased Premises by Lessee regardless of whether or not such property is attached to the Leased Premises so as to constitute a "fixture" within the meaning of the law.

ARTICLE 2l.  LIENS

    Lessee shall not do or cause anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Leased Premises purporting to be for labor or materials furnished or to be furnished to Lessee, Lessee shall remove the lien of record by payment or by bonding with a surety company authorized to do business in the state in which the property is located, within twenty (20) days from the date of the filing of said mechanic's or other lien and delivery of notice thereof to Lessee of Lessee's obligation under this Lease. Should Lessee fail to take the foregoing steps within said twenty
(20) day period, Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor for the total expense incurred by it in discharging said lien as additional Rent hereunder.

ARTICLE 22.  NO WAIVER BY LESSOR EXCEPT IN WRITING

    No agreement to accept a surrender of the Leased Premises or termination of this Lease shall be valid unless in writing signed by Lessor. The delivery of keys to any employee of Lessor or Lessor's agents shall not operate as a termination of the Lease or a surrender of the premises. The failure of Lessor to seek redress for violation of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Neither payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent. Nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change it, modify it or discharge it, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

ARTICLE 23.  QUIET ENJOYMENT

    Lessor covenants that Lessee, upon paying the Rent set forth in Article 4 and all other sums herein reserved as Rent and upon the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be kept and performed, shall have, hold and enjoy the Leased Premises free from molestation, eviction, or disturbance by Lessor, or by any other person or persons lawfully claiming the same, and that Lessor has good right to make this Lease for the full term granted, including renewal periods.

ARTICLE 24. BREACH BY LESSEE - PAYMENT OF LESSOR'S COSTS AND
            ATTORNEYS' FEES

    Lessee agrees to pay and discharge all reasonable costs, and actual attorneys' fees and expenses that shall be incurred by Lessor in enforcing the covenants, conditions and terms of this Lease or defending against an alleged breach, including the costs of reletting, and any reasonable attorney's fees incurred in reviewing any Lessee request for Lessor approvals or consents to such matters arising from time to time affecting Lessee's interest in the Leased Premises. Such costs, attorneys fees, and expenses shall be considered as Rent as due and owing in addition to any Rent defined in Article 4 hereof.

ARTICLE 25.  ESTOPPEL CERTIFICATES

    Either party to this Lease will, at any time, upon not less than ten (l0) days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an executive officer of such party, certifying that: (a) this Lease is unmodified (or if modified then disclosure of such modification shall be made); (b) this Lease is in full force and effect; (c) the date to which the Rent and other charges have been paid; and (d) to the knowledge of the signer of such certificate that the other party is not in default in the performance of any covenant, agreement or condition contained in this Lease, or if a default does exist, specifying each such default of which the signer may have knowledge. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any assignee of such mortgagee or a purchaser of the leasehold estate.

ARTICLE 26.  FINANCIAL STATEMENTS

   During the term of this Lease, Lessee will, within ninety (90) days after the end of Lessee's fiscal year, furnish its financial statements of the Lessee. The financial statements shall be certified as true and correct by the CFO or CEO of Lessee, at the Lessee's expense, and shall be prepared in conformity with generally accepted accounting principles. Additionally, during the term of the Lease, Lessee will within twenty (20) days from the end of each quarter of each fiscal year, furnish Lessor with operating statements of the Leased Premises for such quarter. Lessor shall have the right to require such operating statements on a monthly basis. Said quarterly (or monthly, if requested by Lessor) statements do not need to be prepared by an independent certified public accountant, but shall be certified as true and correct by the chief financial officer or chief executive officer of Lessee. The financial statements shall include a balance sheet and related statements of income, changes in cash funds, changes in capital, and related notes to financial statements. For purposes of calculating Additional Rent, Lessee shall provide within thirty (30) days after the end of the Lease Year unaudited statements for such periods as necessary to determine the Leased Premises' operating results for the Lease Year including but not limited to, Gross Receipts as defined elsewhere in this Lease. Upon request by Lessor, Lessee shall provide Lessor with copies of its monthly sales tax reports within fifteen (15) days from the end of each month. Any Additional Rent due by reason of
Article 4(B)2 or 3 herein, shall be paid within forth-five (45) days of the end of any Lease Year in which such Rent is due. All reports required by franchisor in Lessee's franchise agreement verifying Gross Receipts and royalty fees, shall be simultaneously provided to Lessor.

ARTICLE 27.  MORTGAGE

    Lessee does hereby agree to make reasonable modifications of this Lease requested by any Mortgagee of record from time to time provided such modifications are not substantial and do not increase any of the Rents or substantially modify any of the business elements of this Lease.

ARTICLE 28.  OPTION TO RENEW

    If this Lease is not previously canceled or terminated and if Lessee has complied with and performed all of the covenants and conditions in this Lease, then Lessee shall have the option to renew this Lease upon the same conditions and covenants contained in this Lease for Two (2) consecutive periods of Five (5) years each (singularly "Renewal Term"). Rent during the renewal periods shall increase each year as set forth in Article 4 hereof.

    The first Renewal Term will commence on the day following the date the original Term expires and successive Renewal Terms would commence on the day of following the last day of the then expiring Renewal Term. Lessee must give one hundred eighty (l80) days written notice to Lessor of its intent to exercise this option prior to the expiration of the original Term of this Lease or any Renewal Term, as the case may be.

ARTICLE 29.  MISCELLANEOUS PROVISIONS

   (A) All written notices shall be given to Lessor by certified mail. Notices to either party shall be addressed to the person and address given on the first page hereof. Lessor and Lessee may, from time to time, change these addresses by notifying each other of this change in writing. Notices of overdue Rent may be sent to Lessee by regular, special delivery, or nationally recognized overnight mail.

    (B) The terms, conditions and covenants contained in this Lease and any riders and plans attached hereto shall bind and inure to the benefit of Lessor and Lessee and their respective successors, heirs, legal representatives, and assigns.

    (C) This Lease shall be governed by and construed under the laws of the State of Texas.

    (D) In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

    (E) The Article captions are inserted only for convenience and reference, and are not intended, in any way, to define, limit, describe the scope, intent, and language of this Lease or its provisions.

   (F) In the event Lessee remains in possession of the premises herein leased after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the monthly installment of Rent shall be increased 200% from the amount due on the last month prior to such expiration.

    (G) If any installment of Rent (whether lump sum, monthly installments, or any other monetary amounts required by this
Lease to be paid by Lessee and deemed to constitute Rent hereunder) shall not be paid when due, Lessor shall have the right to charge Lessee a late charge of $250.00 per month for unpaid Rent for each month that any amount of Rent installment remains unpaid. Said late charge shall commence after such installment is due and continue until said installment, interest and all accrued late charges are paid in full.

   (H) Any part of the Leased Premises may be conveyed by Lessor for private or public non-exclusive easement purposes at any time, provided such easement does not interfere with the business of Lessee. In such event Lessor shall, at its own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, all to be done without adjustments in Rent to be paid by Lessee. All proceeds from any conveyance of an easement shall belong solely to Lessor.

    (I) For the purpose of this Lease, the term "Rent" shall be defined as Rent under Article 4, and any other monetary amounts required by this Lease to be paid by Lessee.

   (J) Lessee agrees to cooperate with Lessor to allow Lessor to obtain and use at Lessor's expense promotional photographs of the Leased Premises, to the extent permitted by Lessee's franchisor.

ARTICLE 30.  REMEDIES

   NON-EXCLUSIVITY. Notwithstanding anything contained herein it is the intent of the parties that the rights and remedies contained herein shall not be exclusive but rather shall be cumulative along with all of the rights and remedies of the parties which they may have at law or equity.

ARTICLE 31.  HAZARDOUS MATERIALS INDEMNITY

    Lessee  covenants,  represents and warrants  to  Lessor,  its successors and assigns, (i) that it will not use or permit the Leased Premises to be used, whether directly or through contractors, agents or tenants, for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials"); (ii) that there have been no investigations or reports involving Lessee by any governmental authority which in any way pertain to Hazardous Materials (iii) that the operation of the Leased Premises will not violate any federal, state or local law, regulation, ordinance or requirement governing
Hazardous Materials; (iv) that the Leased Premises will not contain any formaldehyde, urea or asbestos, except as may have been disclosed in writing to Lessor by Lessee at the time of execution and delivery of this Lease. Lessee agrees to indemnify and reimburse Lessor, its successors and assigns, for:

   (a)  any breach of these representations and warranties, and

   (b)  any  loss, damage, expense or cost arising out  of  or incurred  by Lessor which is the result of a  breach  of,
        misstatement  of  or  misrepresentation  of   the   above
        covenants, representations and warranties, and

   (c)  any  and  all  liability of any kind whatsoever  which
        Lessor  may,  for any cause and at any time,  sustain  or
        incur   by  reason  of  Hazardous  Materials  placed   or
        released on the Leased Premises by Lessee;

together with all attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Lessor arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Lessor, and any successors and assigns of Lessor and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the highest rate of interest allowed by law and shall become immediately due and payable in full on demand of Lessor, its successors and assigns. Lessee shall not be responsible for any liabilities under this Article if the liability results from activities of Lessor or any agent, employee, or contractor of Lessor.

ARTICLE 32.  ESCROWS

    Upon a default by Lessee or upon the request of Lessor's Mortgagee, if any, Lessee shall deposit with Lessor on the first day of each and every month, an amount equal to one-twelfth (1/12th) of the estimated annual real estate taxes, assessments and insurance ("Charges") due on the Leased Premises, or such higher amounts reasonably determined by Lessor as necessary to accumulate such amounts to enable Lessor to pay all charges due and owing at least thirty (30) days prior to the date such amounts are due and payable. From time to time out of such deposits Lessor will, upon the presentation to Lessor by Lessee of the bills therefor, pay the Charges or will upon presentation of receipted bills therefor, reimburse Lessee for such payments made by Lessee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time or the prior payments shall be less than the currently estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure the default, in such order and manner as Lessor may elect.

ARTICLE 33.  NET LEASE

    Notwithstanding anything contained herein to the contrary it is the intent of the parties hereto that this Lease shall be a net lease and that the Rent defined pursuant to Article 4 should be a net Rent paid to Lessor. Any and all other expenses including but not limited to, maintenance, repair, insurance, taxes, and assessments, shall be paid by Lessee.

ARTICLE 34.  RIGHT OF FIRST REFUSAL

    Lessor, for itself, its successors and assigns, hereby gives and grants to Lessee a right of first refusal (the "Option") to purchase the Leased Premises, subject to the following terms and conditions:

    (A) Duration of Option. The Option and all rights and privileges of Lessee hereunder shall be in force for the term
(including any exercised renewal options) of this Lease until the expiration of Lessee's right to possession.

    (B) Manner of Exercising Option. If Lessor shall desire to sell the Leased Premises (subject to the terms of this Lease), Lessor shall give Lessee written notice of Lessor's intention to sell Lessor's interest in the Leased Premises. Such notice ("Lessor's Notice") shall state a price at which (or greater) Lessor intends to sell its interest. For thirty (30) business days following the giving of such notice, Lessee shall have the option to purchase the Lessor's interest at the price in cash stated in the Lessor's Notice. A written notice in substantially the following form, addressed to Lessor and signed by Lessee and given, in accordance with the provisions of Article 29(A) hereof, within the period for exercising the Option, submitted with a bank cashier's check or money order payable to the order of Lessor in the amount of $5,000.00 (the "Earnest Money") shall be an effective exercise of Lessee's Option, to wit:

                           (date)

"We hereby exercise the Option to purchase the property commonly known as 3808 Towne Crossing, Mesquite, Texas, pursuant to the Right of First Refusal contained in that certain Net Lease
Agreement between us pertaining to said premises.

    (C)   Terms  of  Sale  if  Option Exercised.   Upon  Lessee's
exercise of the Option in accordance with the provisions of subparagraph (B) hereof, Lessor shall be obligated to sell and convey by recordable warranty deed, good and marketable title to the Leased Premises subject only to the matters affecting title which were of record at the effective date hereof and those matters which Lessee created, suffered or permitted to accrue during the term hereof, and Lessee shall be obligated to purchase the Premises upon the following terms and conditions:

        (i)  Price.   The price "Purchase Price" at which  Lessor
        shall sell and Lessee shall purchase the Leased Premises shall be the price stated in Lessor's Notice.

        (ii)Closing. Closing shall be thirty (30) days after the expiration of the twenty days within which Lessee may exercise its Option, unless the parties mutually agree otherwise. The Purchase Price less credit for the Earnest Money shall be tendered in cash or other certified funds by Lessee at Closing.

        (iii) Evidence of Title. Not less than ten (10) days prior to closing, Lessor shall obtain a commitment for an TLTA owner's policy of title insurance dated within thirty (30) days of the closing date, issued by a nationally recognized title insurance company selected by Lessor (the "Title Company") in the amount of the Purchase Price determined pursuant to subparagraph (C)(i) above, naming Lessee as the proposed insured, and covering the fee simple title to the Leased Premises, and showing Lessor vested with good title to the Leased Premises subject only to the matters affecting title as set forth above and those matters which Lessee created, suffered or permitted to accrue during the term hereof. Such title commitment shall be conclusive evidence of good title. If Lessee shall make objection to the marketability of title, Lessor shall have no obligation to make title marketable, but may withdraw Lessor's notice of intent to market the Premises.

        (iv)Prorations.   Lessor  shall  pay  the  cost  of   the
        aforesaid  title  policy  and  any  and  all  state   and
        municipal taxes imposed by law on the transfer of the title to the Leased Premises, or the transaction pursuant to which such transfer occurs. Water, sewer and other utility charges, if any, which are not metered, driveway permit charges, if any, general real estate taxes, and other similar items, shall be adjusted ratably as of the Closing, except to the extent otherwise settled between the parties pursuant to other provisions of this Lease. No portion of the Base Rent paid by Lessee shall be credited toward the Purchase Price but Lessee shall be given a credit for rent prepaid for any period after the Closing.

        (v) Escrow Closing. At the election of Lessor or Lessee upon notice to the other party not less than five (5) days prior to the Closing, this sale shall be closed through an escrow with the Title Company, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then is use by said company, with such special provisions inserted in the escrow agreement as may be required to conform with this agreement. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, paying of the purchase price and delivery of the deed shall be made through the escrow. The cost of the escrow shall be divided equally between the Lessor and Lessee. If for any reason other than Lessee's default, the transaction fails to close, the Earnest Money shall be returned to Lessee forthwith.

        (vi)Remedies on Default. If Lessee defaults under the provisions of this subparagraph 34(C), Lessor shall have the right to annul the provisions of this paragraph 34 by giving Lessee notice of such election, provided that Lessor has first notified Lessee of such default and
        Lessee has failed to cure the same within twenty (20) days after such notice. Upon Lessor's notice of annulment in accordance herewith, the Earnest Money shall be forfeited and paid to Lessor as liquidated damages, which shall be Lessor's sole and exclusive remedy. If Lessor defaults under the provisions of this subparagraph 34(C) and fails to cure such default within twenty (20) days after being notified of the same by Lessee, then in such event, (i) the Earnest Money at Lessee's election and immediately upon its demand shall be returned to Lessee, which return shall not, however, in any way release or absolve Lessor from its obligations hereunder and (ii) Lessee shall be entitled to all remedies (both legal and equitable) the law (both statutory and decisional) of the state in which the Leased Premises are situated provides without first having to tender the balance of the purchase price as a condition precedent thereof and without having to make any election of such remedies.

    (D) Effect of Option on Lease. If the Option is exercised, this Lease shall continue in full force and effect until the Closing hereinabove specified. If for any reason such Closing fails to occur, this Lease shall continue in full force and effect, except that if the provisions of this paragraph 34 are annulled by Lessor, in accordance with subparagraph 34(C)(vi), by reason of a default by Lessee, this Lease shall continue but without the provisions of this paragraph 34 being a part hereof.

    (E) If Lessee fails to exercise its Option, Lessor shall be free to sell its interest in the Leased Premises for six months following the expiration of the twenty days within which Lessee may exercise its Option, provided that Lessor shall sell its interest for a price equal to or greater than the price set forth in Lessor's Notice. This Right of First Refusal shall survive any sale of the Leased Premises and shall apply to any subsequent sale or potential sale by Lessor or its assigns.

ARTICLE 35.  OPTION TO PURCHASE

    Lessor, for itself, its successors and assigns, hereby gives and grants to Lessee the exclusive and irrevocable option (the
"Option") to purchase the Leased Premises, subject to the following terms and conditions:

    (A) Duration of Option. The Option and all rights and privileges of Lessee hereunder shall be in force for the period commencing as of the effective date hereof until the end of the Third Lease Year.

    (B) Manner of Exercising Option. A written notice in substantially the following form, addressed to Lessor and signed by Lessee and given, in accordance with the provisions of Article 29(A) hereof, within the period for exercising the Option, submitted with a bank cashier's check or money order payable to the order of Lessor in the amount of $5,000.00 (the "Earnest Money") shall be an effective exercise of the Option, to wit:

                           (date)

"We hereby exercise the Option to purchase the property commonly known as 3808 Towne Crossing Boulevard, Mesquite, Texas, pursuant to the option to purchase contained in that certain Net Lease
Agreement between us pertaining to said premises".

    (C)   Terms  of  Sale  if  Option Exercised.   Upon  Lessee's
exercise of the Option in accordance with the provisions of subparagraph (B) hereof, Lessor shall be obligated to sell and convey by recordable warranty deed, good and marketable title to the Leased Premises subject only to the matters affecting title which were in existent as of the effective date of this Lease and those items which Lessee has suffered, created, or permitted to accrue during the term hereof, and Lessee shall be obligated to purchase the Premises upon the following terms and conditions:

        (i) Price. The price "Purchase Price" at which Lessor shall sell and Lessee shall purchase the Leased Premises shall be: (a) $900,000 if closing on the purchase by Lessee shall occur in Lease Year One or Two; (b) $1,000,000 if closing on the purchase by Lessee shall occur in Lease Year Three.

        (ii)Closing. Closing shall be thirty (30) days after the Option is exercised, unless the parties mutually agree otherwise. The Purchase Price less credit for the Earnest Money shall be tendered in cash or other certified funds by Lessee at Closing.

        (iii) Evidence of Title. Not less than ten (10) days prior to closing, Lessee shall obtain a commitment for an ALTA owner's policy of title insurance dated within thirty (30) days of the closing date, issued by a nationally recognized title company (the "Title Company") in the amount of the Purchase Price determined pursuant to subparagraph (C)(i) above, naming Lessee as the proposed insured, and covering the fee simple title to the Leased Premises, and showing Lessor vested with good title to the Leased Premises subject only to the matters affecting title set forth above. Such title commitment shall be conclusive evidence of good title. If Lessee shall make objection to title, Lessor shall be under no obligation to cure such objections. If Lessee should proceed to closing on the purchase of the Leased Premises, such purchase shall be subject to any uncured objections to title made by Lessee.

        (iv)Prorations.   Lessor  shall  pay  the  cost  of   the
        aforesaid  title  policy  and  any  and  all  state   and
        municipal taxes imposed by law on the transfer of the title to the Leased Premises, or the transaction pursuant to which such transfer occurs. Water, sewer and other utility charges, if any, which are not metered, driveway permit charges, if any, general real estate taxes, and other similar items, shall be adjusted ratably as of the Closing, except to the extent otherwise settled between the parties pursuant to other provisions of this Lease. No portion of the Base Rent paid by Lessee shall be credited toward the Purchase Price but Lessee shall be given a credit for rent prepaid for any period after the Closing.

        (v) Escrow Closing. At the election of Lessor or Lessee upon notice to the other party not less than five (5) days prior to the Closing, this sale shall be closed through an escrow with the Title Company, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then is use by said company, with such special provisions inserted in the escrow agreement as may be required to conform with this agreement. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, paying of the purchase price and delivery of the deed shall be made through the escrow. The cost of the escrow shall be divided equally between the Lessor and Lessee. If for any reason other than Lessee's default, the transaction fails to close, the Earnest Money shall be returned to Lessee forthwith.

        (vi)Remedies on Default. If Lessee defaults under the provisions of this subparagraph 35(C), Lessor shall have the right to annul the provisions of this paragraph 35 by giving Lessee notice of such election, provided that Lessor has first notified Lessee of such default and
        Lessee has failed to cure the same within twenty (20) days after such notice. Upon Lessor's notice of annulment in accordance herewith, the Earnest Money shall be forfeited and paid to Lessor as liquidated damages, which shall be Lessor's sole and exclusive remedy. If Lessor defaults under the provisions of this subparagraph 35(C) and fails to cure such default within twenty (20) days after being notified of the same by Lessee, then in such event, (i) the Earnest Money at Lessee's election and immediately upon its demand shall be returned to Lessee, which return shall not, however, in any way release or absolve Lessor from its obligations hereunder and (ii) Lessee shall be entitled to all remedies (both legal and equitable) the law (both statutory and decisional) of the state in which the Leased Premises are situated provides without first having to tender the balance of the purchase price as a condition precedent thereof and without having to make any election of such remedies, subject however to the limitations upon Lessor's obligations to remedy any title objection raised by Lessee as set forth above.

    (D) Effect of Option on Lease. If the Option is exercised, this Lease shall continue in full force and effect until the Closing hereinabove specified. If for any reason such Closing fails to occur, this Lease shall continue in full force and effect, except that if the provisions of this paragraph 35 are annulled by Lessor, in accordance with subparagraph 35(C)(vi), by reason of a default by Lessee, this Lease shall continue but without the provisions of this paragraph 35 being a part hereof.

   IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.

LESSEE:      TEXAS SPORTS CITY CAFE, LTD.

             By: Texas Sports City Cafe I, Inc., its General Partner

             By: /s/ Charles W Greener
                 Its:Pres




 REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - LESSOR'S SIGNATURE
                        ON FOLLOWING PAGE

LESSOR:   AEI  REAL  ESTATE FUND XVI  LIMITED
          PARTNERSHIP, a Minnesota limited partnership



          By: AEI FUND MANAGEMENT XVI, INC.,  a Minnesota corporation

          By: /s/ Robert P Johnson
                  Robert P. Johnson, President



LESSOR:   AEI  REAL ESTATE FUND XVII  LIMITED
          PARTNERSHIP, a Minnesota limited partnership


          By: AEI FUND MANAGEMENT XVII, INC.,  a Minnesota corporation

          By: /s/ Robert P Johnson
                  Robert P. Johnson, President





                              EXHIBIT "A"
                           Legal Description

Lot 2-A, Block B, TOWNE CROSSING, an Addition to the City of Mesquite, Dallas County, Texas, according to the Plat recorded in Volume 85051, Page 5143,
Map Records, Dallas County, Texas.